UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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CYCLONE POWER TECHNOLOGIES, INC.

(Name of Registrant As Specified in Charter)

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CYCLONE POWER TECHNOLOGIES, INC.

601 NE 26th Ct.

Pompano Beach, Florida 33064

Dear Shareholders:

We are writing to advise you that our Board of Directors and shareholders holding a majority of our outstanding voting capital stock have approved an amendment to the articles of incorporation (the "Amendment") to increase the total authorized common stock from 300 million shares of common stock, par value $0.0001, to 900 million shares of common stock (the "Increase in Common Stock").

These actions were approved by written consent on December 19, 2013 by our Board of Directors and a majority of holders of our voting capital stock, in accordance with Florida Corporations Law. Our directors and majority of the shareholders of our outstanding capital stock, as voted through a unanimous vote of the Series B Preferred Stock, have approved the Amendment and the Increase in Common Stock after carefully considering it and concluding that approving the Amendment and the Increase in Common Stock was in the best interests of our Company and our shareholders.  The Series B Preferred Stock is held by Harry Schoell and Frankie Fruge, the company’s co-founders.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. Pursuant to Rule 14(c)-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least twenty (20) days after the date of this Information Statement has been mailed to our shareholders. This Information Statement is first mailed to you on or about January 6, 2014.

For the Board of Directors of CYCLONE POWER TECHNOLOGIES, INC.

By:	/s/ Harry Schoell
Name: Harry Schoell Title: Chairman

CYCLONE POWER TECHNOLOGIES, INC.

601 NE 26th Ct.

Pompano Beach, Florida 33064

INFORMATION STATEMENT REGARDING

ACTION TO BE TAKEN BY WRITTEN CONSENT OF

MAJORITY SHAREHOLDERS

IN LIEU OF A SPECIAL MEETING

PURSUANT TO SECTION 14(C) OF THE

SECURITIES EXCHANGE ACT OF 1934

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL

This Information Statement is being furnished to all holders of the common stock of Cyclone Power Technologies, Inc. (the "Company") as of December 19, 2013 in connection with the action taken by written consent of holders of a majority of the outstanding voting power of the Company to authorize the Amendment and the Increase in Common Shares.

"We," "us," "our," the “Registrant” and the "Company" refers to Cyclone Power Technologies, Inc., a Florida corporation.

SUMMARY OF CORPORATE ACTIONS

ITEM 1

INFORMATION STATEMENT

This Information Statement is furnished to the stockholders of the Company in connection with our prior receipt of approval by written consents, in lieu of a special meeting, of the holders of a majority of our outstanding voting power authorizing the Board of Directors of the Company to amend the articles of incorporation of the Company (the "Amendment") to effectuate an increase in the authorized common stock from 300 million shares of common stock to 900 million shares of common stock (the "Increase in Common Stock").  On December 19, 2013, the Company obtained the approval of the Amendment and the Increase in Common Stock by written consent of the stockholders that are the record owners of the Series B Preferred Stock (the “Series B Stock”), which by virtue of the Company’s Articles of Incorporation and Certificate of Designation, have the power to vote 51% of the common shares of the Company in all matters brought before the shareholders. The names of the shareholders of record who hold all the Series B Stock and who signed the written consent of shareholder are Harry Schoell and Frankie Fruge, the Company’s co-founders.

The Amendment and the Increase in Common Stock cannot be effectuated until twenty (20) days after the mailing of this Information Statement and after the filing of the amended Articles of Incorporation with Secretary of State of the State of Florida with respect to the Amendment and the Increase in Common Stock. The amendment to the Articles of Incorporation is to effectuate the Increase in Common Stock.

The date on which this Information Statement will be sent to stockholders will be on or about January 6, 2014 and is being furnished to all holders of the common stock of the Company on record as of December 19, 2013.

The Board of Directors, and persons owning a majority of the outstanding voting securities of the Company have unanimously adopted, ratified and approved the proposed actions by the Company's board of directors. No other votes are required or necessary.

The Annual Report on Form 10-K for fiscal year ended December 31, 2012 and the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013 and the Current Reports on Form 8-K filed by the Company during the past year with the Securities and Exchange Commission may be viewed on the Securities and Exchange Commission’s web site at www.sec.gov in the Edgar Archives. The Company is presently current in the filing of all reports required to be filed by it.

Only one information statement is being delivered to multiple shareholders sharing an address, unless we have received contrary instructions from one or more of the shareholders. We will undertake to deliver promptly upon written or oral request a separate copy of the information statement to a stockholder at a shared address to which a single copy of the information statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices stating your name, your shared address, and the address to which we should direct the additional copy of the information statement or by calling our principal executive offices at (954) 943-8721. If multiple shareholders sharing an address have received one copy of this information statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current shareholders with a shared address received multiple copies of this information statement and would prefer us to mail one copy of future mailings to shareholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices.

VOTE REQUIRED

Pursuant to the Company's Bylaws and the Florida Corporations Law, a vote by the holders of at least a majority of the Company’s outstanding votes is required to effect the Amendment and the Increase in Common Stock. The Company’s Articles of Incorporation does not authorize cumulative voting. As of the record date, the Company had 269,162,701 voting shares of common stock issued and outstanding and 1,000 shares of Series B Stock issued and outstanding. The consenting stockholders of the Series B Stock are entitled to 51% of the total votes. The consenting stockholders of Series B Stock voted in favor of the Amendment and the Increase in Common Stock described herein in a unanimous written consent, dated December 19, 2013.

PROPOSAL 1

AMENDMENT TO OUR ARTICLES OF INCORPORATION

TO INCREASE THE COMMON STOCK OF THE CORPORATION

Purpose and Effect of Amendment

On December 19, 2013, our Board of Directors and all holders of our Series B Stock, believing it to be in the best interests of the Company and its shareholders, approved the amendment to the Company's Articles to increase the authorized common stock of the Company from 300 million shares of common stock to 900 million shares of common stock.

The purpose of this proposed increase in authorized common stock is to make available additional shares of common stock for issuance in subsequent financing activities, acquisitions and other corporate purposes, without the requirement of further action by the shareholders of the Company.  More specifically, the Company expects to use some of the newly authorized shares of common stock as follows:

1)

Secure additional long-term financing to continue the Company’s technology development and plans to transition its first engine into production in 2014;

2)

Enter into strategic acquisitions of entities that can assist the Company in furthering its technology development, establishing commercial markets for its products, and provide additional revenue sources; and

3)

Eliminate a substantial portion of debt and payables currently on the Company’s balance sheet, much of which is anticipated to be converted to shares of common stock at above-market prices as of the respective dates of conversion.

The Company is investigating additional sources of financing and strategic acquisitions which the Board of Directors believes will be in the best interests of our shareholders. We also seek to clean-up elements of our balance sheet, which management believes is necessary for our future growth and success.  Increasing the authorized number of shares of common stock of the Company will provide greater flexibility and allow the issuance of additional shares of common stock in most these cases without the expense or delay of seeking further approval from the shareholders.

As of December 19, 2013, we had approximately 269 million shares of common stock issued and outstanding, exclusive of approximately 20 million warrants and options that could be exercised in the future, and an estimated 34 million shares for the conversion of convertible note obligations.

The shares of common stock do not carry any pre-emptive rights. The adoption of the Amendment will not of itself cause any changes in the Company's capital accounts.

The increase in authorized common stock will not have any immediate effect on the rights of existing shareholders. However, the Board of Directors will have the authority to issue authorized shares of common stock without requiring future approval from the shareholders of such issuances, except as may be required by applicable law or exchange regulations. To the extent that additional authorized shares of common stock are issued in the future, they will decrease the existing shareholders' percentage equity ownership interests and, depending upon the price at which such shares of common stock are issued, could be dilutive to the existing shareholders. Any such issuance of additional shares of common stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock of the Company.

One of the effects of the increase in authorized common stock, if adopted, however, may be to enable the Board of Directors to render it more difficult to or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of present management. The Board of Directors would, unless prohibited by applicable law, have additional shares of common stock available to effect transactions (including private placements) in which the number of the Company's outstanding shares would be increased and would thereby dilute the interest of any party attempting to gain control of the Company. Such action could discourage an acquisition of the Company which the shareholders of the Company might view as desirable.  The Board of Directors has no current intention of using the newly authorized shares for this purpose.

Effective Time of the Amendment

We intend to file, as soon as practicable on or after the 20th day after this Information Statement is sent to our shareholders, an amendment to our Articles of Incorporation effectuating the Increase in Common Stock with the Secretary of State of Florida. The Amendment to our Articles of Incorporation will become effective at the close of business on the date the Certificate of Amendment to the Articles of Incorporation is accepted for filing by the Secretary of State of Florida. It is presently contemplated that such filing will be made approximately twenty (20) days from the date that this Information Statement is sent to our shareholders. The text of the Certificate of Amendment to the Articles of Incorporation is subject to modification to include such changes as may be required by the Florida Secretary of State to effectuate the Amendment.

No Appraisal Rights for the Amendment

Under Florida law, the Company’s shareholders are not entitled to appraisal rights with respect to the Authorized Common Stock Amendment and the Company will not independently provide shareholders with any such right.

BOARD OF DIRECTORS’ RECOMMENDATION

AND STOCKHOLDER APPROVAL

On December 19, 2013, our Board of Directors voted to authorize and seek approval of our shareholders of an amendment to our Articles of Incorporation to effect the Increase in Common Stock. In the absence of a meeting, the affirmative consent of holders of a majority of the vote represented by our outstanding shares of Series B Stock was required to approve the Increase in Common Stock of the Company.  Because holders of all shares of Series B Stock signed a written consent in favor of the amendment to the Articles of Incorporation, we are authorized to amend the Articles of Incorporation to effect the Increase in Common Stock. The Amendment and the Increase in Common Stock will be effective upon the filing of an amendment to the Articles of Incorporation with the Secretary of State of the State of Florida, which is expected to occur as soon as reasonably practicable on or after the 20th day following the mailing of this Information Statement to stockholders.

The information contained in this information statement constitutes the only notice we will be providing stockholders.

QUESTIONS AND ANSWERS REGARDING

THE PROPOSED INCREASE IN COMMON STOCK

Q.

HAS THE BOARD OF DIRECTORS APPROVED THE PROPOSALS TO EFFECT THE PROPOSED INCREASE IN COMMON STOCK?

A.

All members of the Board of Directors have approved the proposal to authorize the board to effectuate the Increase in Common Stock as is in the best interests of the Company and the best interests of the current shareholders of the Company.

Q.

WHAT VOTE OF THE SHAREHOLDERS WILL RESULT IN THE PROPOSAL BEING PASSED?

A.

To approve the proposal the affirmative vote of a majority of the potential votes cast as stock holders is required. Consents in favor of the proposal have already been received from shareholders holding a majority of the voting power of the Company.

Q.

WHAT WILL I RECEIVE IF THE AMENDMENT IS COMPLETED?

A.

The Amendment will only modify the Articles of Incorporation.

Q.

WHEN DO YOU EXPECT THE AMENDMENT TO BECOME EFFECTIVE?

A.

The Amendment will become effective upon the filing of the Amendment with the Secretary of State of Florida. We expect to file the Amendment with the Secretary of State of Florida no less than 20 days after this Information Statement has been sent to you.

Q.

WHY AM I NOT BEING ASKED TO VOTE?

A.

The holders of a majority of the issued and outstanding shares of our voting stock have already approved the Amendment pursuant to a written consent in lieu of a meeting. Such approval, together with the approval of the Company's Board of Directors, is sufficient under Florida law, and no further approval by our shareholders is required.

Q.

WHAT DO I NEED TO DO NOW?

A.

You do not need to do anything. This Information Statement is purely for your information and does not require or request you to do anything.

Q.

WHO IS PAYING FOR THIS INFORMATION STATEMENT?

A.

The Company will pay for the delivery of this Information Statement.

Q.

WHOM SHOULD I CONTACT IF I HAVE ADDITIONAL QUESTIONS?

A:

Christopher Nelson, President & General Counsel of the Company.

VOTE REQUIRED FOR APPROVAL

In accordance with the Florida Corporations Law, the following actions were taken based upon the unanimous recommendation and approval by the Company's Board of Directors and the written consent of the majority voting control of the shareholders.

The Board of Directors of the Company has adopted, ratified and approved the Increase in Common Stock. The securities that are entitled to vote to amend the Company's Articles of Incorporation consist of all issued and outstanding shares of the Company's $0.0001 par value Series B Stock outstanding on December 19, 2013, the record date for determining shareholders who are entitled to notice of and to vote on the proposed amendment to the Company's Articles of Incorporation.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Board of Directors fixed the close of business on December 19, 2013 as the record date for the determination of the common and preferred shareholders entitled to notice of the action by written consent.

At the record date, the Company had 300 million shares of common stock authorized with a stated par value of $0.0001, of which approximately 269 million shares of common stock were issued and outstanding, excluding warrants, options and shares estimated for the conversion of notes. The holders of shares of common stock are entitled to one vote per share on matters to be voted upon by shareholders.  The holders of the Series B Stock are entitled to a vote equal to 51% of all matters brought before the common stockholders, and therefore, have majority voting control.

The holders of shares of common stock are entitled to receive pro rata dividends, when and if declared by the Board of Directors in its discretion, out of funds legally available therefore, but only if dividends on preferred stock have been paid in accordance with the terms of the outstanding preferred stock and there exists no deficiency in the sinking fund for the preferred stock.

Dividends on the common stock are declared by the Board of Directors. Payment of dividends on the common stock in the future, if any, will be subordinate to the preferred stock (if provided in the stock’s Certificate of Designation), must comply with the provisions of the Florida Corporations Law and will be determined by the Board of Directors. In addition, the payment of any such dividends will depend on the Company's financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant.

All of the holders of the Series B Stock of the Company, as of the record date, have consented to the proposed amendment to the Articles of Incorporation. These shareholders have consented to the action required to adopt the amendment of the Company's Articles of Incorporation to authorize the Increase in Common Stock. This consent was sufficient, without any further action, to provide the necessary stockholder approval of the action.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS

AND FIVE PERCENT STOCKHOLDERS

The following table sets forth certain information concerning the ownership of the Company's common stock as of December 19, 2013 with respect to: (i) each person known to the Company to be the beneficial owner of more than five percent of the Company's common stock; (ii) all directors and executive officers; and (iii) directors and executive officers of the Company as a group. The notes accompanying the information in the table below are necessary for a complete understanding of the figures provided below. As of December 19, 2013, there were 269,162,701 shares of common stock issued and outstanding.

Security Ownership of Certain Beneficial Owners

Name and Title	Common Shares Beneficially Owned	%	Series B Preferred Shares Beneficially Owned	%
Harry Schoell, Chairman & CTO	39,286,755 (1)	14.20%	797	79.70%
Frankie Fruge, Director & COO	11,249,956 (2)	4.07%	203	20.03%
Joel Mayersohn, Director	250,000	-	-
Christopher Nelson, President & General Counsel	5,740,400 (3)	2.08%	-
Bruce Schames, CFO	2,457,023 (4)	0.89%	-
All Directors and Executive Officers	58,934,134	21.24%	1,000	100%

(1)

Mr. Schoell’s beneficial shares include 1,750,000 vested stock options.

(2)

Ms. Fruge’s beneficial shares include 1,750,000 vested stock options.

(3)

Mr. Nelson’s beneficial shares include 1,500,000 vested stock options and 634,000 shares held by a company owned by his wife.

(4)

Mr. Schames’s beneficial shares include 2,015,000 vested stock options.

The applicable percentage of ownership for each beneficial owner is based on 269,162,701 shares of common stock outstanding as of December 19, 2013. In calculating the number of shares beneficially owned by a stockholder and the percentage of ownership of that stockholder, shares of common stock issuable upon the exercise of options or warrants, or the conversion of other securities held by that stockholder, that are exercisable within 60 days, are deemed outstanding for that holder; however, such shares are not deemed outstanding for computing the percentage ownership of any other stockholder.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed increase in the number of authorized shares of the Company's common stock or in any action covered by the related resolutions adopted by the Board of Directors, which is not shared by all other stockholders. Certain directors and executive officers of the Company may be issued shares provided in the Amendment to Increase the Common Stock in return for the elimination of their debt to the Company and deferred salary. This conversion is anticipated to be effectuated at prices above the market price for the Company’s common stock at the time of conversion.

FORWARD-LOOKING STATEMENTS

This information statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our Company. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the U.S. Securities and Exchange Commission.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the Securities Exchange Act, we file periodic reports, documents, and other information with the Securities and Exchange Commission relating to our business, financial statements, and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. This information statement is for informational purposes only. Please read this information statement carefully.

Dated: January 6, 2014

By Order of the Board of Directors

/s/ Harry Schoell

Chairman

Cyclone Power Technologies, Inc. 601 NE 26th Ct. Pompano Beach, Florida 33064

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